                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of Earliest Event Reported): July 25, 2000

                    ----------------------------------------

                  COMPREHENSIVE MEDICAL DIAGNOSTICS GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                     000-22653                65-035816
   --------------------------------------------------------------------------
   (State or other jurisdiction      (Commission             (IRS Employer
   of incorporation)                 File Number)          Identification No.)

               32 Nassau St. (2nd Fl) Princeton, NJ       08542
--------------------------------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)

         Registrant's telephone number, including area code 609-924-1001

                          -----------------------------

                   F/K/A AMERICAN RISK MANAGEMENT GROUP, INC.
        Former address: 4700 Ashwood Drive, Ste 300, Cincinnati, OH 45241
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On December 29, 2000, the Company filed a report on Form 8-K which included its Pro Forma Combined Financial Data to illustrate the effects of certain acquisitions made by the Company following the end of its fiscal year. The Form 8-K did not include certain financial statements, related footnotes and certain other financial information relating to one acquisition. The additional information is set forth in Item 7 below along with the previous information filed on December 29, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                                                ProForma Combined Financial Data


The Unaudited ProForma Combined Statement of Operations of the Company for the fiscal year ended June 30, 2000 (the "ProForma Statement of Operations") and the Unaudited ProForma Combined Balance Sheet of the Company as of June 30, 2000 (the "ProForma Balance Sheet" and together with the ProForma Statement of Operations, the "ProForma Financial Statements") have been prepared to illustrate the effect of the acquisition of the assets and assumption of the liabilities of Cardiovascular Laboratories, LLC ("CLI") as of July 27, 2000, the merger of The Comprehensive Medical Group, Ltd ("CMG") as of July 25, 2000 and the acquisition of the assets and assumption of the liabilities of CAT LLC ("CAT") as of August 2, 2000 by Comprehensive Medical Diagnostics Group, Inc. ("CMDG"), as if such transactions took place on June 30, 2000. The ProForma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The ProForma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The ProForma Financial Statements should be read in conjunction with the separate historical financial statements of CLI , a significant subsidiary.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying ProForma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the ProForma amounts included herein. These ProForma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the ProForma Financial Statements are subject to change, and the final amounts may differ substantially.

                  COMPREHENSIVE MEDICAL DIAGNOSTICS GROUP, INC.
                    UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                  JUNE 30, 2000


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         PROFORMA
                                                                                                      PROFORMA           COMBINED
                                       CMDG                CLI              CMG          CAT         ADJUSTMENTS         COMPANY
                                   -------------    ---------------    -------------  ---------   --------------    -------------
Assets

Current Assets
   Cash                            $      10,017      $      13,393     $        413             B $     361,053     $
                                                                                                 E       155,000          539,876
   Accounts Receivable                         -            496,335                -  $ 143,100                -          639,435
   Other Current Assets                   43,477             61,698                -          -                -          105,175
                                   -------------      -------------     ------------  ---------    -------------     ------------
                                          53,494            571,426              413    143,100          516,053        1,284,486
Property Plant & Equipment                     -            817,493           95,792    700,000                -        1,613,285
Deferred Income Taxes                          -            193,071                -          -                -          193,071
Other Assets                                   -             32,179            4,523          -                -           36,702
Excess Cost Over Fair Market                                                                     B     1,100,000
Value of Assets Acquired                                                                         C       684,000
                                                                                                 D     1,125,000
                                                                                                 F       937,500
                                                                                                 K       (92,698)
                                                                                                 J      (138,575)       3,615,227
                                   -------------      -------------     ------------  ---------    -------------     ------------
Total Assets                       $      53,494          1,614,169          100,728    843,100        4,131,280        6,742,771
                                   =============      =============     ============  =========    =============     ============

Liabilities and Stockholders
Equity
Current Liabilities
   Notes Payable -Shareholders                 -                  -          656,411          -  E       155,000
   Accounts Payable and
   Accrued Expense                       529,403            306,022           27,959          -  E      (700,000)         111,411


                                                                                                 H      (425,000)         438,384
   Current Portion of Long
   Term Debt                                   -            204,748                -          -  C       228,000          432,748
   Current Portion of
   Capitalized Lease Obligations               -             65,202                -          -                -           65,202
   Deferred Income Taxes                       -             49,026                -          -                -           49,026
   Other Current Liabilities                   -             27,923                -          -                -           27,923
                                   -------------      -------------     ------------  ---------    -------------     ------------
                                         529,403            652,921          684,370          -         (742,000)       1,124,694
Notes Payable                            930,000            432,529                -          -                -        1,362,529
Long Term Debt                                 -            294,476                -          -  C       456,000          750,476
Capitalized Lease Obligations                  -            355,098                -          -                -          355,098
                                   -------------      -------------     ------------  ---------    -------------     ------------
                                       1,459,403          1,735,024          684,370          -         (286,000)       3,592,797
Stockholders' Equity
   Preferred Stock                             -                  -                -          -  D     1,125,000        2,062,500
                                                                                                 F       937,500
   Common Stock                              263                100                -          -              (36)             327
   Additional Paid In Capital          6,855,063              2,500                -    843,100  B      (300,000)
                                                                                                 B     1,761,053
                                                                                                 E       700,000
                                                                                                 H       425,000
                                                                                                 J      (845,636)       9,441,080
   Accumulated Deficit               (8,196,294)          (123,455)        (583,642)          -  J       707,097
                                                                                                 K       (92,698)      (8,288,992)
   Treasury Stock                       (64,941)                  -                -          -                -          (64,941)
                                   -------------      -------------     ------------  ---------    -------------     ------------
   Total Stockholders' Equity        (1,405,909)          (120,855)        (583,642)    843,100        4,417,280        3,149,974
                                   -------------      -------------     ------------  ---------    -------------     ------------
Total Liabilities and
Stockholders'  Equity              $      53,494      $   1,614,169     $    100,728  $ 843,100    $   4,131,280     $  6,742,771
                                   =============      =============     ============  =========    =============     ============

                  COMPREHENSIVE MEDICAL DIAGNOSTICS GROUP, INC.
               UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS


------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     PROFORMA
                                                                                                    PROFORMA         COMBINED
                                           CMDG         CLI            CMG           CAT           ADJUSTMENTS       COMPANY
                                      ------------  -----------   ------------   ------------     -------------   ------------
Revenue                               $          -  $ 2,352,295    $         -   $  1,025,575     $           -   $  3,377,870

Selling General and
Administrative Expense                     580,814    2,578,808        583,642        432,900  K        109,887      4,286,051
                                       -----------   ----------    -----------   ------------     -------------   ------------

Operating Income (Loss)                   (580,814)    (226,513)      (583,642)       592,675          (109,887)      (908,181)

Interest Expense                        (1,399,075)    (100,311)             -              -  I      1,324,675       (174,711)
                                       -----------   ----------    -----------   ------------     -------------    -----------

Loss From Continuing
Operations Before Minority
Interest                                (1,979,889)    (326,824)      (583,642)       592,675         1,214,788     (1,082,892)
Loss From Continuing
Operations Applicable to
Minority Interest                          395,978            -              -              -  G       (395,978)             -
                                       -----------   ----------    -----------   ------------     -------------    -----------
Loss From Continuing
Operations before income taxes          (1,583,911)    (326,824)      (583,642)       592,675           818,810     (1,082,892)
Income Tax Benefit (Expense)                     -            -              -              -                 -              -
Discontinued Operations
    Loss From Operations                  (546,545)           -              -              -  G        546,545              -
    Loss on Disposal                    (7,152,839)           -              -              -  G      7,152,839              -
    Loss From Discontinued
    Operations Before Minority
    Interest                            (7,699,384)           -              -              -         7,699,384              -
    Loss From Discontinued
    Operations Applicable to
    Minority Interest                    1,087,001            -              -              -  G     (1,087,001)             -
    Loss From Discontinued
    Operations                          (6,612,383)           -              -              -         6,612,383              -
                                       -----------   ----------    -----------   ------------     -------------   ------------

Net Loss                              $ (8,196,294)  $ (326,824)  $   (583,642)  $    592,675     $   7,431,193   $ (1,082,892)
                                      ============   ==========   ============   ============     =============   ============

                             NOTES TO THE UNAUDITED
                     PROFORMA COMBINED FINANCIAL STATEMENTS


A. The proforma financial statements are based upon the financial activity of CMDG (the Company) and CMG at and for the twelve months ended June 30, 2000 and of CLI at and for the twelve month period ended December 31, 1999. Financial activity of CAT is that as forecasted at and for the twelve month period commencing August 2, 2000, the date its assets were acquired by CMDG.

B. As of September 29, 2000 the Company sold 2,121,750 common shares in a private placement exempt from registration under Regulation D, promulgated under the Securities Act of 1933, as amended, thereby generating cash proceeds of $1,761,053.

      These funds were utilized as follows:

      a.    $1,100,000 cash consideration to acquire the assets of CAT.

      b. Professional fees and expenses in connection with the offering and the Company's acquisition of the assets of CLI and CAT and the merger into it of CMG in the estimated amount of $300,000.

      c.    General working capital purposes.

C. As of July 27, 2000 the Company through its subsidiary, CLH, incidental to its acquisition of the assets and assumption of the liabilities of Cardiovascular Laboratories, Inc., assumed a certain obligation under a seller note to pay up to $684,000 over a period of three years.

D. As of July 25, 2000 the Company, pursuant to an Agreement and Plan of Reorganization, issued 3,000,000 shares of its Series A Convertible Preferred Stock, in exchange for 100 shares of CMG's Series A Common Stock, which was all of the issued and outstanding stock of CMG.

      This issuance by the Company is recorded herein at $.375 per share, management's estimate of the fair market value per share.

E. As part of the CMG transaction discussed at D above, the Company issued 843,373 shares of its common stock to entities which had committed to making working capital loans to CMG aggregating approximately $700,000.

      As of June 30, 2000 the date of the unaudited proforma combined balance sheet, such advances amounted to approximately $545,000. The proforma reflects additional advances of $155,000.

F. As of August 2, 2000 the Company issued, in addition to the cash consideration of $1,100,000 discussed at B above, 2,500,000 shares of its Series A Convertible Preferred Stock, which issuance is recorded herein at $.375 per share, management's estimated value of the fair market value per share.

G. During its fiscal year ended June 30, 2000 the Company changed its focus and strategy to concentrate on becoming a provider of medical treatment, diagnostic testing and ancillary services to the long term health care business sector and the medical community at large. In that connection the
      Company:

      a. On June 29, 2000 discontinued the operations of its administrative services organization, People First, LLC.

      b. On March 31, 2000 disposed of its manufacturing division, Industrial Fabrication and Repair, Inc. (IFR) upon the exercise by Lester Gann, President of IFR, of his contractual right to reacquire this company in exchange for all of his common shares of CMDG and

                             Notes to the Unaudited
                     ProForma Combined Financial Statements


      c. On June 30, 2000 decided to close down and liquidate Federal Supply, Inc. and Federal Fabricators, Inc., fabricators and distributors of custom design fire sprinkler systems and components.

      The unaudited ProForma Combined Statement of Operations has been adjusted to eliminate the impact of discontinued operations and minority interests therein.

H. On July 16, 2000 in contemplation of and as a condition precedent to its July 17, 2000 Stock Purchase Agreement, the Company entered into an Agreement with Connie Steinmetz ("Steinmetz"), Strategic Capital Holdings ("Strategic"), Yucatan Holding Company ("Yucatan"), Arizona Development Corporation ("Arizona"), and Atlas Perlman, P.A. ("Escrow Agent") terminating certain agreements with and obligations of the Company consisting of:

      a.    $250,000 owed by the Company to Yucatan

      b.    $175,000 owed by the Company to Arizona

      c. The Company's obligation under a certain consulting agreement with Steinmetz and,

      d. The Company's obligations under a certain consulting agreement with Strategic.

      Steinmetz, Strategic, Yucatan and Arizona were issued 300,000 shares of common stock from the Company in addition to 200,000 common shares owned by certain shareholders of the Company having been placed in escrow.

      The issuance has been recorded as a $425,000 reduction of indebtedness and corresponding credit to additional paid in capital.

I. On July 3, 2000 the Company entered into a certain Termination and Settlement Agreement with the holders of its 8% convertible promissory notes. In order to effectuate the agreement, the terms and conditions of the convertible notes were amended and restated in a Note Reformation Agreement dated as of July 14, 2000 and a new convertible note was issued reflecting a aggregate principal balance of $930,000 and amending and modifying the conversion terms of the convertible notes. The unaudited proforma combined statement of operations has been adjusted to properly reflect the resultant ongoing interest expense.

J. Upon the acquisition of the net assets of CLI and CAT, and merger of CMG, Shareholder's Equity accounts have been eliminated against Excess Cost Over Fair Market Value of Assets Acquired.

K. Amortization expense of $92,698; reflected to recognize Excess Over Fair Market Value of Net Assets Acquired amounting to $3,707,925 over a 40 year period.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        INDEX TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998




                                                                            Page
Independent Auditors' Report...............................            1

Financial Statements

      Balance Sheets.......................................            2

      Statements of Operations.............................            3

      Statement of Stockholders' Equity....................            4

      Statements of Cash Flows.............................            5

      Notes to the Financial Statements....................          6-12

                          Independent Auditors' Report

To the Board of Directors and Stockholders of Cardiovascular Laboratories, Inc. of Pennsylvania
Wayne, Pennsylvania

We have audited the accompanying balance sheets of Cardiovascular Laboratories, Inc. of Pennsylvania as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Cardiovascular Laboratories, Inc,. and subsidiaries which includes Cardiovascular Laboratories, Inc. of Pennsylvania as of December 31, 1998, were audited by other auditors whose report dated March 2, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardiovascular Laboratories, Inc. of Pennsylvania as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Bridgewater, New Jersey
October 25, 2000

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                                 BALANCE SHEETS

                                                                                          December 31,
                                                                                ------------------------------
                                                                                    1999            1998
                                                                                -----------      ------------
               Assets
Current Assets
      Cash                                                                     $     13,393       $    12,642
      Accounts receivable - less allowance for doubtful accounts
        of $286,215 and $32,390 in 1999 and 1998, respectively                      496,335           653,542
      Prepaid expenses                                                               18,386             7,982
      Due from affiliates                                                            43,312            43,312
                                                                                -----------       -----------

               Total Current Assets                                                 571,426           717,478

Furniture, equipment and vehicles, net                                              817,493            51,781
Deferred income taxes                                                               215,177           126,562
Other Assets                                                                         32,179                 -
                                                                                -----------       -----------

               Total Assets                                                       1,636,275           895,821
                                                                                ===========       ===========

               Liabilities and Stockholders' Equity
Current Liabilities
      Note payable, demand                                                          307,529           244,724
      Promissory notes payable                                                            -           125,000
      Current portion of long-term debt                                             204,748            53,948
      Accounts payable and accrued expenses                                         306,022           137,906
      Deferred income taxes                                                          71,132           127,449
      Due to affiliates                                                              27,923            22,500
      Current portion of capitalized lease obligations                               65,202                 -
                                                                                -----------       -----------

               Total Current Liabilities                                            982,556           711,527
Promissory notes payable                                                            125,000                 -
Long-Term Debt                                                                      294,476           100,527
Capitalized lease obligations, less current portion                                 355,098                 -
                                                                                -----------       -----------

               Total Liabilities                                                  1,757,130           812,054

Stockholders' Equity (Deficit)
      Capital stock - no par value, 1,000,000 shares authorized issued and
      outstanding in 1999 and 1998                                                      100               100
      Additional paid-in capital                                                      2,500             2,500
      Retained earnings (deficit)                                                  (123,455)           81,167
                                                                                -----------       -----------

               Total Stockholders' Equity (deficit)                                (120,855)           83,767
                                                                                -----------       -----------
               Total Liabilities and Stockholders' Equity                       $ 1,636,275       $   895,821
                                                                                ===========       ===========

See notes to the financial statements.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                            STATEMENTS OF OPERATIONS


                                                                                       Year Ended December 31,
                                                                                  --------------------------------
                                                                                     1999               1998
                                                                                 ------------       ------------
Revenues
     Net patient service revenues                                                $  2,312,295      $   3,327,216
                                                                                  -----------       ------------

Operating Expenses
     Salaries, payroll taxes and employee benefits                                  1,219,875          1,587,527
     Equipment leasing and laboratory costs                                           581,978            902,030
     Consulting and professional fees                                                 328,171            476,067
     Administrative and other                                                         272,572            323,337
     Rent and occupancy costs                                                          69,074            135,980
     Depreciation and amortization                                                    103,448             23,028
     Interest                                                                         100,311             35,379
                                                                                  -----------       ------------
              Total Operating Expenses                                              2,675,429          3,483,348
                                                                                  -----------       ------------

Loss From Operations                                                                 (363,134)          (156,132)

Other (Expense) Income
     Non-recurring expenses related to multiple employee
        resignations caused by a former executive                                            -         (218,048)
     Gain on sale of equipment                                                           2,476             2,315
     Interest income                                                                         -                43
     Miscellaneous income                                                               12,460                 -
                                                                                  ------------       -----------
           Other (expense) income                                                       14,936         (215,690)
                                                                                  ------------       -----------

Loss Before Income Tax Benefit                                                        (348,198)         (371,822)
Income Tax Benefit                                                                     143,576           106,916
                                                                                  ------------       -----------

Net Loss                                                                         $   (204,622)      $   (264,906)
                                                                                  ============       ===========

Net Loss Per Share                                                               $      (0.20)      $      (0.26)
                                                                                  ============       ===========

Weighted average of common shares outstanding                                        1,000,000         1,000,000
                                                                                  ============       ===========






See notes to the financial statements.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998





                                            Common Stock            Additional     Retained
                                    --------------------------        Paid-In       Earnings
                                        Shares       Amount           Capital      (Deficit)           Total
                                    ------------    ----------    ------------    ------------      ------------
Balances, January 1, 1998              1,000,000   $       100     $     2,500   $     346,073     $     348,673
Net loss for 1998                              -             -               -        (264,906)         (264,906)
                                    ------------    ----------      ----------    ------------      ------------
Balances, December 31, 1998            1,000,000           100           2,500          81,167            83,767

Net loss for 1999                              -             -               -        (204,622)         (204,622)
                                    ------------    ----------      ----------    ------------      ------------
Balances, December 31, 1999            1,000,000   $       100      $    2,500   $    (123,455)    $    (120,855)
                                    ============    ==========      ==========    ============      ============









See notes to the financial statements.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                            STATEMENTS OF CASH FLOWS

                                                                                     Year Ended December 31,
                                                                                --------------------------------
                                                                                    1999               1998
                                                                                ------------      ------------
Cash Flows From Operating Activities
Net (Loss)                                                                      $    (204,622)    $    (264,906)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in)
     Operating Activities
     Depreciation and amortization                                                    103,448            23,028
     Deferred income taxes                                                           (144,932)         (106,916)
     Gain on sale of vehicles                                                          (2,476)           (2,315)
     Changes in assets and liabilities:
        Accounts receivable                                                           157,207            84,514
        Prepaid expenses                                                              (18,386)           (3,581)
        Other assets                                                                  (32,263)           32,165
        Accounts payable and accrued expenses                                         168,116            10,722
                                                                                -------------      ------------


              Net Cash Provided by (Used in) Operating Activities                      26,092          (227,289)
                                                                                -------------      ------------

Cash Flows From Investing Activities:
     Purchases of furniture, equipment and vehicles                                         -           (17,943)
     Proceeds from sale of vehicles                                                       725            17,380
                                                                                -------------      ------------
              Net Cash Provided by (Used in) Investing Activities                         725              (563)

Cash Flows From Financing Activities:
     (Decrease) increase in note payable, demand                                     (244,724)           (6,799)
     Proceeds from promissory notes payable                                         1,359,779           125,000
     Proceeds from issuance of long-term debt                                               -           147,121
     Repayment of long-term debt                                                   (1,146,544)          (54,949)
     Issuance of common stock                                                               -             2,500
     Proceeds (repayments) of loans from affiliates                                     5,423           (20,812)
                                                                                -------------      ------------

           Net Cash Provided by (Used in) financing activities                        (26,066)          192,061
                                                                                -------------      ------------

(Decrease) Increase In Cash                                                               751           (35,791)
Cash, Beginning                                                                        12,642            48,433
                                                                                -------------      ------------
Cash, Ending                                                                  $        13,393     $      12,642
                                                                                =============      ============
SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid during the year for interest                                   $        75,232     $      28,816
                                                                                =============      ============
     Cash paid during the year for taxes                                      $         1,356                 -
                                                                                =============      ============
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITY
     Acquisition of fixed assets under capitalized leases                     $       423,930     $           -
                                                                                =============      ============
     Acquisition of fixed assets through long-term debt                       $       440,000     $           -
                                                                                =============      ============
     Forgiveness of debt upon sale of vehicle                                 $         4,587     $           -
                                                                                =============      ============




See notes to the financial statements.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        NOTES TO THE FINANCIAL STATEMENTS



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization

         Cardiovascular Laboratories, Inc. of Pennsylvania ("CLI-PA") is a for-profit business corporation and wholly-owned subsidiary of CLIXhealth.com, Inc. (CLIXhealth). CLI-PA owns and operates independent vascular laboratories in hospitals and private clinics.

         Pursuant to an Acquisition Agreement dated March 26, 1998, CLI acquired all of the outstanding stock of CLI-PA by exchanging 2,546,837 unregistered shares of CLIXhealth for 1,000,000 shares of CLI-PA, exchanging 968,998 unregistered shares of CLIXhealth for two option agreements to purchase substantially similar option agreements of CLI-PA and issuing 1,500,000 unregistered shares of CLIXhealth into an escrow trust.

      Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Net Patient Service Revenues and Receivables

         Net patient service revenues and receivables are derived from hospitals and patients who reside primarily in the Company's regional geographical region (i.e. states of Pennsylvania, Connecticut, New Jersey and New York) and are reported at the estimated net realizable amounts from hospitals, patients, third party payors, and others for services rendered.

         Significant concentrations of revenues and accounts receivable, net include various hospitals and Medicare.

      Furniture, Equipment and Vehicles

         Furniture, equipment and vehicles are recorded at cost. Depreciation, including amortization of capital lease obligations, is computed using the straight-line method based on the estimated useful life of each classification of depreciable asset. Repairs and maintenance which do not extend the useful lives of the assets are expensed as incurred.

      Income taxes

         The Company files a Federal income tax return on the cash basis method separate from its parent.

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        NOTES TO THE FINANCIAL STATEMENTS

      Reclassifications

         Certain reclassifications have been made to the 1998 financial statements to conform with the 1999 reporting format.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's material financial instruments at December 31, 1999 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, accounts receivable, accounts payable and accrued expenses, notes payable and capitalized lease obligations. In the opinion of management, (i) cash, accounts receivable, and accounts payable and accrued expenses were carried at values that approximate their fair value because of their liquidity and/or their short term maturities and (ii) notes payable and capitalized lease obligations were carried at values that approximated their fair values because they had interest rates equivalent to those currently prevailing for financial instruments with similar characteristics.

EARNINGS PER SHARE

         In accordance with Financial Accounting Standards Board No. 128 "Earnings Per Share", basic earnings per share amounts are computed based on the weighted average number of shares actually outstanding. The number of shares used in the computations were 1,000,000 in 1999 and 1998. There were no potentially dilutive common stock equivalents in 1999 or 1998.

NET PATIENT SERVICE REVENUES AND RECEIVABLES

         The Company has agreements with hospitals and third party payors that provide for payments to the Company at amounts different from its established rates. A summary of major payment arrangements with hospitals and third party payors is as follows:

      Hospitals

         Patient services rendered to various hospitals are paid on a fee-for-service basis. These rates vary based on negotiated fee schedules.

      Medicare, Blue Shield, and Medicaid

         Patient services rendered to Medicare, Blue Shield, and Medicaid program beneficiaries are paid based on various fee schedules. These rates vary according to patient classification systems that are based on clinical, diagnostic and other factors.

      Oxford

         Patient services rendered to Oxford program beneficiaries are paid on a fee-for-service basis. These rates vary according to patient classification system that is based on clinical, diagnostic, and other factors.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        NOTES TO THE FINANCIAL STATEMENTS

FURNITURE, EQUIPMENT AND VEHICLES

         Furniture, equipment and vehicles and accumulated depreciation at December 31, 1999 and 1998 are as follows:

                                                                1999          1998
                                                              ---------     --------
         Operating Equipment                                $  863,930      $      -
         Vehicles                                               44,204        63,542
         Computer equipment                                     28,561        28,561
         Office furniture                                       13,169        13,169
         Office equipment                                          703           703
                                                             ---------       -------
               Total                                           950,567       105,975
         Less accumulated depreciation                        (133,074)      (54,194)
                                                             ---------       -------
         Furniture, equipment and vehicles, net                817,493      $ 51,781
                                                             ==========     =========

NOTE PAYABLE, DEMAND

         The Company has outstanding advances under a Loan Commitment by which the Company can borrow the lesser of $1,000,000 or its borrowing base as determined by a percentage of its accounts receivable. Borrowings bear interest at the Wall St. Journal published prime rate plus 3.0% (11.5% at December 31, 1999). Repayments under the loan are via a lockbox agreement which provides for the receipt and processing of accounts receivable. The agreement has a two-year initial term (through June, 2001) and annual one-year renewals. The outstanding balance under this agreement was $307,529 at December 31, 1999.

         At December 31, 1998, note payable, demand represents borrowings under the terms of a retired line of credit agreement under which the Company could have borrowed up to $250,000. Borrowings bore interest at the bank's prime rate plus 1.5% (9.25% at December 31, 1998). The note was secured by substantially all assets of the Company. The outstanding balance under this agreement was $244,724 at December 31, 1998.

         The loan agreement required, among other things, that the Company maintain tangible net worth of $400,000, a net worth ratio of 1.5 and a current ratio of 2.0. The Company was in violation of these debt covenants during 1998.

LONG-TERM DEBT

         Long-term debt at December 31, 1999 and 1998 consists of the following:

                                                                        1999          1998
                                                                    -----------       -------
Term loan payable in monthly installments of
$2,075, including interest at 13.7% through October 16, 2001        $    41,777     $  58,217

Term loan payable in monthly installments of
$1,908, including interest at 9.0% through June 1, 2001                  32,029        51,123

Equipment loan payable in monthly installments of
$557, including interest at 10.0% through May 27, 2003                   19,303        23,822

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        NOTES TO THE FINANCIAL STATEMENTS


                                                                                       1999               1998
                                                                                    -----------       ----------
      Equipment loan payable in monthly installments of
      $598, including interest at 7.5% through January 15, 2001                           7,445           13,809

      Equipment loan payable in monthly installments of
      $529, including interest at 8.5% through March 28, 2000 retired
      upon sale of equipment September 1999                                                   -            7,504

      Equipment loan payable in monthly installments of $13,640, including
      interest at 10.675% through September 29, 2002                                    398,670                -
                                                                                    -----------       ----------
                                                                                        499,224          154,475

      Less current portion                                                             (204,748)         (53,948)
                                                                                    -----------       ----------
      Long-term debt                                                                $   294,476       $  100,527
                                                                                    ===========       ==========

      The loans are secured by liens on equipment and accounts receivable.

      The aggregate amount of future principal repayments at December 31, 1999 is as follows:

              Years Ending December 31
      ---------------------------------------
                        2000                                $204,749
                        2001                                 180,794
                        2002                                 110,962
                        2003                                   2,719
                                                            --------
                                   Total                    $499,224
                                                            ========

PROMISSORY NOTES PAYABLE

      The Company has three promissory notes payable made March 30, 1998 totaling $125,000. The notes have an interest rate of 7% per annum which is payable quarterly. The principal balances of the notes were initially due March 30, 1999 but have been extended through July 1, 2002. In accordance with the terms of the notes the interest rate on the outstanding principal balances was increased to the default rate of 11% per annum as of April 1, 1999. The notes are secured by a second security interest in the accounts receivable of the Company and are subordinated to advances of up to $1,000,000 under it's demand note payable loan commitment.

CAPITALIZED LEASE OBLIGATIONS

      The Company acquired hospital equipment under the provisions of three long term leases during 1999. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. The leases expire between May 20, 2004 and January 31, 2005. The leased property under capital leases as of December 31, 1999 have a cost of $423,930, accumulated amortization of $34,198 and a net book value of $389,732. Amortization of the lease property is included in depreciation expense.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        NOTES TO THE FINANCIAL STATEMENTS



      The future minimum lease payments under capital lease and the net present value of the future minimum lease payments at December 31, 1999 are as follows:

      Total minimum lease payments                            $  556,170
      Amount representing interest                               135,870
                                                                --------
      Present value of Net Minimum Lease Payments                420,300
      Current portion                                             65,202
                                                                --------
      Long-term capital lease obligation                      $  355,098
                                                                ========

RETIREMENT PLAN

      The Company sponsors a 401(k) retirement plan. The Company did not make any contributions in 1999 and 1998. The plan was terminated effective December 31, 1999.

INCOME TAXES

      The income tax benefit (expense) is comprised of the following:

                                                                 Year Ended December 31
                                                              -------------------------
                                                                  1999         1998
                                                               ----------    --------
      Current State Expense                                   $  (1,356)    $       -
      Deferred Benefit:
            Federal                                              85,608        63,736
            State                                                59,324        43,180
                                                               --------      --------
                    Total                                     $ 143,576     $ 106,916
                                                              =========     =========

      The deferred income tax benefit in 1999 and 1998 results primarily from temporary differences in the recognition of accounts receivable, accounts payable and accrued expenses between the cash basis method utilized for tax reporting purposes and accrual basis method utilized for financial statement purposes.

      The following represents the tax effects of temporary differences that result in the net deferred income tax liability at December 31, 1999 and 1998:

                                                                  1999        1998
                                                               ---------    -------
      Deferred income assets:
            Furniture, equipment and vehicles                 $       -     $   1,971
            Net operating loss carryforwards                    215,177       124,591
                                                               --------       -------
                    Total deferred income tax assets          $ 215,177     $ 126,562
                                                               --------       -------

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        NOTES TO THE FINANCIAL STATEMENTS

                                                                                1999         1998
                                                                             ---------     --------
      Deferred income tax liabilities:
            Furniture, equipment and vehicles                               $  22,106      $      -
            Accounts receivable, payable and accrued expenses                  44,707       125,574
            Prepaid expense                                                     4,319         1,875
                                                                             --------      --------
                    Total deferred income tax liabilities                      71,132       127,449
                                                                             --------      --------
                       Net deferred income tax asset (liability)            $ 144,045      $   (887)
                                                                            =========      ========

      Net deferred income taxes are classified in the accompanying consolidated financial statements at December 31, 1999 and 1998 as follows:


                                                                               1999             1998
                                                                             ---------       ---------
      Noncurrent assets                                                     $  215,177     $   126,562
      Current liabilities                                                      (71,132)       (127,449)
                                                                             ---------       ---------
                    Net deferred income tax asset (liability)               $  144,045     $      (887)
                                                                             =========       =========

      At December 31, 1999 and 1998, the Company has approximately $860,000 of net operating losses available to carry forward for federal and state income tax purposes. The federal net operating loss carryforwards will expire between 2011 and 2019 and the state net operating loss carryforwards will expire between 2003 and 2019.

      The expected income tax benefit using the statutory federal income tax rate differs from the actual income tax benefit primarily because of contributions and meals and entertainment.

      The Company files separate federal and state income tax returns.

COMMITMENTS AND CONTINGENCIES

      Leases

            The Company leases equipment and offices, under long-term lease agreements expiring through 2003, which are classified as operating leases.

            The future minimum lease payments as of December 31, 1999 are as follows:

                       Years Ending December 31                Equipment        Offices       Total
            ---------------------------------------------     ----------      ----------    ---------
                                 2000                         $   112,371    $   17,661    $  130,032
                                 2001                              29,029         5,040        34,069
                                 2002                               3,132             -         3,132
                                 2003                                 522             -           522
                                                               -----------    ----------     ---------
                             Total                            $   145,054    $   22,701    $  167,755
                                                               ===========    ==========    =========

            Lease expense for equipment and offices was $398,611 in 1999 and $744,944 in 1998.

                CARDIOVASCULAR LABORATORIES, INC. OF PENNSYLVANIA
                        NOTES TO THE FINANCIAL STATEMENTS

      Contingencies

            The health care industry is subject to numerous laws and regulations of federal, state and local governments. Compliance with these laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at the time. Recently, government activity has increased with respect to investigations and allegations concerning possible violations by health care providers of fraud and abuse statutes and regulations, which could result in the imposition of significant fines and penalties as well as significant repayments for net patient service revenues previously billed. Compliance with such laws and regulations are subject to future government review and interpretations as well as regulatory actions unknown or unasserted at this time.

SUBSEQUENT EVENTS

      On January 6, 2000 the Company entered into a settlement agreement with a former officer and others whereby the Company received $235,000 in full satisfaction of it's claim and termination of the pending litigation.

      On May 31, 2000 the Company entered into a transaction whereby it sold substantially all of its assets in exchange for the assumption by the purchaser of substantially all of it's liabilities and a note in the amount of $684,000 payable over three years. This note is subject to adjustment in the event that future monthly revenue levels are not attained and to the extent that, primarily, net accounts receivable sold are not fully collected. The transaction closed in escrow pending the assignment and assumption of certain obligations of the Company by the purchaser.

RELATED PARTY TRANSACTIONS

      During 1999 and 1998 The Company paid consulting fees to a corporation wholly owned by the President of the Company pursuant to a consulting agreement. These payments totaled $33,250 and $69,103 in 1999 and 1998 respectively.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 COMPREHENSIVE MEDICAL DIAGNOSTICS GROUP, INC.


                                 By: /s/ Ronald Wilheim
                                 -----------------------------------------
                                 Ronald Wilheim
                                 Chief Executive Officer

Date: January 18, 2001